UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On September 1, 2005 the Compensation Committee (the “Committee”) of the Registrant’s Board of Directors approved compensation changes for Bhaskar Gorti, SVP, Global Sales, Marketing, and Alliances, in light of his promotion and transition into his new role as the Registrant’s SVP, Global Sales, Marketing & Alliances. Mr. Gorti’s compensation will consist of an annual salary of $270,000.00. In addition, the Committee approved a bonus plan for Mr. Gorti equal to 100% of annual salary for combined on target earnings (OTE) of $540,000.00. For Registrant’s current fiscal year FY06 (running from February 2005 through January 2006), Mr. Gorti’s original bonus plan and restricted stock unit plan (targeted at 75% of his starting base salary and linked to the corporate cash flow metric) will remain in place and unchanged. The balance of the bonus potential represented by the 100% target incentive for the second half of FY06 ($37,500) will be tied to a sales specific goal to be agreed upon with Mr. Gorti at a later date. In addition, Mr. Gorti is also eligible to receive three bonus payments of $25,000 each. Also, Mr. Gorti will receive an option grant of 150,000 shares, which becomes exercisable in forty-eight (48) consecutive months.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: September 8, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	Sr. Vice President, General Counsel & Secretary